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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Midstates Petroleum Company, Inc. to the references to our firm, in the context in which they appear, and to the references to, and the incorporation by reference of, our report as of December 31, 2014, included in the Annual Report on Form 10-K of Midstates Petroleum Company, Inc. for the fiscal year ended December 31, 2015, as well as in the notes to the financial statements included therein.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (SCOTT) REES III
	Name:	C.H. Scott Rees III, P.E.
	Title:	Chairman and Chief Executive Officer

Dallas, Texas
January 18, 2017

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  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS